Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. REPORTS PRELIMINARY FINANCIAL RESULTS
FOR 2018 FIRST QUARTER
TREVOSE, PA – November 1, 2018 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) a leading owner and operator of cemeteries and funeral homes, today reported preliminary financial results for the three months ended March 31, 2018. Under its current credit agreement, the Partnership was required to file its Form 10-Q for the first quarter by October 15, 2018. As reported on October 17, 2018, the Partnership is experiencing additional delays filing its Form 10-Q for the period ending March 31, 2018 due primarily to the implementation and application of Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers. The failure to file the Form 10-Q by October 15, 2018 constituted an event of default under its credit agreement. The Partnership is currently working with its lenders to resolve the issue and expects to obtain the necessary waiver. However, there can be no assurance that the lenders will ultimately provide the waiver, the terms on which it will be provided or the impact, if any, there will be on the Partnership's financial statements for the period ended March 31, 2018 or for any other period.
Effective January 1, 2018, the Partnership adopted ASC 606, Revenue from Contracts with Customers, using the modified retrospective method and applying the new standard to all contracts with customers. Therefore, the comparative financial information for the periods in 2017 has not been restated and continues to be reported under the accounting standards in effect for that period.
On a preliminary basis, the Partnership reported the following results:

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Revenues are expected to be approximately $77.9 million compared to $82.9 million for the prior year period. The decline was due primarily to an unfavorable comparison to the first quarter of 2017 when revenues benefited from a large backlog of preneed cemetery merchandise that became available to be serviced and a decline in revenue from funeral home services, partly the result of divested properties. As noted above, the Partnership applied the modified retrospective method of adoption of ASC 606. Had ASC 606 been applied to revenue for the quarter ended March 31, 2017, revenue as reported would have been reduced by approximately $1.2 million.

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First quarter net loss is expected to be flat over the prior year period at $8.6 million. Losses continue to be affected by higher corporate overhead related to professional fees associated with delayed financial filings and legal costs.

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Merchandise trust value at March 31, 2018 is expected to be $508.7 million compared to $515.5 million at December 31, 2017. The decline was primarily the result of a reduction in the fair value of certain of the Partnership's investments partially offset by net contributions to the trusts and trust net income.

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Deferred revenue at March 31, 2018 is expected to be $902.9 million compared to $912.6 million at December 31, 2017. The decline was primarily the result of changes in fair values of merchandise trusts and changes in trust net income which are both deferred for accounting purposes.

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As of March 31, 2018, the Partnership is expected to have $10.4 million of cash and cash equivalents and $322.2 million of total debt, including $154.4 million outstanding under its revolving credit facility.

Joe Redling, StoneMor’s President and Chief Executive Officer said, “Our first quarter financial results, while preliminary, highlight challenges we are currently addressing, which include filing our financial statements in a timely manner and a need to reduce costs and improve sales productivity. Since I joined StoneMor three months ago, we have established a new decentralized operating structure to drive improvements in accountability, efficiency and overall profitability across our network of properties. We are also implementing a comprehensive expense reduction effort and will have more details to disclose in coming quarters on these profitability and cost control efforts. We are working hard to turn around the business and better position StoneMor for future opportunities.”

INFORMATION REGARDING PRELIMINARY INFORMATION

The financial results presented in this release are preliminary and these results are subject to change upon completion of the Partnership’s Form 10-Q for the period ending March 31, 2018, including the effects of any subsequent events. These preliminary results include calculations and projections that have been prepared by StoneMor’s management, and there can be no assurance that StoneMor’s actual financial results will not materially differ from the preliminary financial data presented herein. In addition, the preliminary financial data presented here should not be viewed as a substitute for the full financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which will be filed with the SEC at a later date. Please see the “Cautionary Note Regarding Forward-Looking Statements” section of this press release for further information.

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About StoneMor Partners L.P.
StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 322 cemeteries and 91 funeral homes in 27 states and Puerto Rico.
StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release, including, but not limited to, information regarding the expected timing of filings and operational improvements, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.
StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the consequences of the Partnership’s delinquent filing of its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 (the “First Quarter 10-Q”) and June 30, 2018 (the “Second Quarter 10-Q”) and the anticipated delinquent filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Third Quarter Form 10-Q” and, collectively with the First Quarter 10-Q and the Second Quarter 10-Q, the “Delinquent Reports”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the existence of a default under the Partnership’s amended credit facility due to the delay in filing the First Quarter 10-Q and the potential for additional defaults thereunder if the Second Quarter 10-Q and Third Quarter 10-Q are not filed within specified periods or under the indenture governing its senior notes if the Partnership fails to file the Delinquent Reports within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its creditors under its amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$10,412	$6,821
Accounts receivable, net of allowance	71,456	79,116
Prepaid expenses	11,568	4,580
Assets held for sale	1,102	1,016
Other current assets	19,530	21,453
Total current assets	114,068	112,986

Long-term accounts receivable, net of allowance	100,170	105,935
Cemetery property	334,293	333,404
Property and equipment, net of accumulated depreciation	114,751	114,090
Merchandise trusts, restricted, at fair value	508,686	515,456
Perpetual care trusts, restricted, at fair value	336,247	339,928
Deferred selling and obtaining costs	109,707	126,398
Deferred tax assets	88	84
Goodwill	24,862	24,862
Intangible assets	62,793	63,244
Other assets	19,564	19,695
Total assets	$1,725,229	$1,756,082

Liabilities and Partners' Capital
Current liabilities:
Accounts payable and accrued liabilities	$53,245	$43,023
Accrued interest	5,326	1,781
Current portion, long-term debt	3,264	1,002
Total current liabilities	61,835	45,806

Long-term debt, net of deferred financing costs	318,948	317,693
Deferred revenues, net	902,857	912,626
Deferred tax liabilities	6,841	9,638
Perpetual care trust corpus	336,247	339,928
Other long-term liabilities	45,529	38,695
Total liabilities	1,672,257	1,664,386
Commitments and contingencies
Partners' capital (deficit):
General partner interest	(3,364)	(2,959)
Common limited partners' interest	56,336	94,655
Total partners' capital	52,972	91,696
Total liabilities and partners' capital	$1,725,229	$1,756,082

STONEMOR PARTNERS L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per unit data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Cemetery:
Interments	$19,625	$17,985
Merchandise	16,627	20,018
Services	16,491	14,949
Investment and other	9,500	12,575
Funeral home:
Merchandise	7,429	7,836
Services	8,273	9,583
Total revenues	77,945	82,946

Costs and Expenses:
Cost of goods sold	11,535	13,519
Cemetery expense	17,414	16,697
Selling expense	16,256	16,459
General and administrative expense	10,958	9,957
Corporate overhead	11,827	11,104
Depreciation and amortization	3,045	3,455
Funeral home expenses:
Merchandise	2,478	1,760
Services	5,518	5,699
Other	5,040	5,345
Total costs and expenses	84,071	83,995

Other gains, net	1,813	—
Interest expense	(7,113)	(6,706)
Loss before income taxes	(11,426)	(7,755)
Income tax benefit (expense)	2,828	(806)
Net loss	$(8,598)	$(8,561)
General partner's interest	$(90)	$(89)
Limited partners' interest	$(8,508)	$(8,472)
Net loss per limited partner unit (basic and diluted)	$(0.22)	$(0.22)
Weighted average number of limited partners' units outstanding (basic and diluted)	37,959	37,918

STONEMOR PARTNERS L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(8,598)	$(8,561)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	1,830	3,551
Depreciation and amortization	3,045	3,455
Provision for bad debt	600	1,828
Non-cash compensation expense	158	241
Non-cash interest expense	1,167	1,085
Net gain on acquisitions and divestitures	(1,813)	—
Changes in assets and liabilities:
Accounts receivable, net of allowance	147	(1,284)
Merchandise trust fund	(3,818)	(3,430)
Other assets	(4,954)	(809)
Deferred selling and obtaining costs	(1,866)	(3,223)
Deferred revenues, net	11,976	12,802
Deferred taxes, net	(3,004)	498
Payables and other liabilities	11,280	6,198
Net cash provided by operating activities	6,150	12,351
Cash Flows From Investing Activities:
Cash paid for capital expenditures	(4,369)	(1,496)
Cash paid for acquisitions	(833)	—
Net cash used in investing activities	(5,202)	(1,496)
Cash Flows From Financing Activities:
Cash distributions	—	(11,887)
Proceeds from borrowings	14,380	24,000
Repayments of debt	(11,530)	(21,072)
Cost of financing activities	(207)	(743)
Net cash provided by (used in) financing activities	2,643	(9,702)
Net increase (decrease) in cash and cash equivalents	3,591	1,153
Cash and cash equivalents - Beginning of period	6,821	12,570
Cash and cash equivalents - End of period	$10,412	$13,723
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,478	$1,802
Cash paid during the period for income taxes	$39	$2,371
Non-cash investing and financing activities:
Acquisition of assets by financing	$278	$652

SUPPLEMENTAL OPERATING DATA

	Three Months Ended March 31,
	2018	2017
Interments performed	14,572	14,430
Interment rights sold (1)
Lots	6,536	6,856
Mausoleum crypts (including pre-construction)	546	489
Niches	429	441
Net interment rights sold (1)	7,511	7,786

Number of pre-need cemetery contracts written	10,162	11,435
Number of at-need cemetery contracts written	14,727	15,285
Number of cemetery contracts written	24,889	26,720
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(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.